INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S CONSENT


         We consent to the incorporation by reference in the Registration Statement of Pease Oil and Gas Company on Form S-3 of our report dated March 2, 1996 on our audits of the consolidated financial statements of Pease Oil and Gas Company as of December 31, 1995, and for the years ended December 31, 1995 and 1994, which report is included in the Annual Report of Pease Oil and Gas Company on Form 10-KSB.


HEIN + ASSOCIATES LLP

Denver, Colorado
January 9, 1997